SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

LESCO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ABOUT THE MEETING
ELECTION OF DIRECTORS
BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION, GOVERNANCE AND NOMINATING COMMITTEE
REPORT OF THE FINANCE COMMITTEE
PERFORMANCE COMPARISON
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS
INDEPENDENT AUDITORS
OTHER MATTERS

[LESCO LOGO]

LESCO, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 15, 2002

April 11, 2002

To our Shareholders:

      The annual meeting of the shareholders of LESCO, Inc., will be held at the Company’s Corporate Headquarters, 15885 Sprague Road, Strongsville, Ohio, on Wednesday, May 15, 2002, at 10:00 a.m., local time, for the following purposes:

1.	To elect eleven directors, each to hold office for a one-year term and until his successor is elected and qualified.

2.	To transact all other business that properly comes before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on April 5, 2002, will be entitled to notice of and to vote at the meeting. Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope.

By Order of the Board of Directors,

/s/ Patricia W. Pribisko

PATRICIA W. PRIBISKO
Senior Vice President, General Counsel
and Corporate Secretary

[LESCO LOGO]

LESCO, INC.

15885 Sprague Road

Strongsville, Ohio 44136-1799

PROXY STATEMENT

April 11, 2002

      This proxy statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of shareholders of LESCO, Inc., to be held at the Company’s Corporate Headquarters, 15885 Sprague Road, Strongsville, Ohio, on Wednesday, May 15, 2002, at 10:00 a.m., local time, and at any adjournment thereof.

ABOUT THE MEETING

What is the purpose of the annual meeting?

      At the Company’s annual meeting, shareholders will elect eleven directors and act upon such other business that properly comes before the meeting.

Who is entitled to vote?

      Only shareholders of record at the close of business on the record date, April 5, 2002, are entitled to receive notice of the annual meeting and to vote the common shares that they held on that date at the meeting or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon unless cumulative voting is invoked in the election of directors. See “What vote is required to approve each item?”

Who can attend the meeting?

      Only shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. However, your name does not appear on the Company’s list of shareholders and in order to be admitted to the meeting, you must bring a letter or account statement showing that you were the beneficial owner of shares on the record date.

Where and when is the meeting?

      The meeting will be held at the Company’s Corporate Headquarters, 15885 Sprague Road, Strongsville, Ohio, on Wednesday, May 15, 2002, at 10:00 a.m., local time. A map of the meeting location is on the last page of this proxy statement.

      Ample free parking is available immediately adjacent to the Headquarters building.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 8,536,786 common shares of the Company were outstanding. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

      If you complete and properly sign and date the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a shareholder holding shares registered in your own name and attend the meeting, you may deliver your completed proxy card in person. Shareholders holding shares through a broker or in “street name” who wish to vote at the meeting will need to obtain a proxy card from the institution that holds their shares.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised either by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by providing us with notice in open meeting prior to the closing of voting. You may request that the proxy holders’ powers be suspended if you attend the meeting in person, but your attendance at the meeting will not automatically revoke a previously granted proxy.

Is my vote confidential?

      Yes. Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the inspector of election and certain Company employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

What are the board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board of directors recommends a vote for election of the director nominees listed on page 4 and discussed on pages 5-7. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

  Election of Directors. The eleven nominees who receive the most votes will be elected. Submission of a proxy that withholds authority to vote for a nominee and a broker non-vote have the same effect as failing to vote for a nominee, but do not act as a vote “against” the nominee. The number of votes each share represents depends on whether or not cumulative voting is invoked.

          How is cumulative voting invoked?

      Ohio law states that:

•	if written notice is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight hours before the time set for the annual meeting;

•	if the notice states that the shareholder wants cumulative voting for the election of directors; and

•	if the Chairman, Secretary or the shareholder giving the notice, or someone on his or her behalf, announces at the beginning of the meeting that the notice has been given; then

•	each shareholder will have cumulative voting rights for the election of directors.

          How are directors elected if cumulative voting is invoked?

      If cumulative voting is invoked:

•	Each shareholder may cast an aggregate number of votes in the election of directors and distribute these votes among nominees as the shareholder sees fit. The aggregate number of votes for each shareholder is determined by multiplying the number of nominees to be elected (eleven) by the number of shares the shareholder holds on the record date.

•	The proxy holders will cumulate votes and distribute them among the persons nominated by the board of directors as the proxy holders believe will maximize the number of board nominees elected, unless a shareholder gives specific instructions in the proxy for the proxies to do otherwise.

          How are directors elected if cumulative voting is not invoked?

If cumulative voting is not invoked, each shareholder may cast for each of the eleven nominees up to the number of votes that equals the number of shares held by the shareholder on the record date.

  Other Items. For each other item that properly comes before the meeting, the vote required will be determined by applicable law, Nasdaq requirements and the Company’s governing documents.

When are the 2003 shareholder proposals due?

      If a shareholder wants to have a proposal included in the Company’s proxy statement and form of proxy for the 2003 annual meeting of shareholders, the proposal must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the Company prior to the close of business on December 12, 2002. In addition, if a shareholder intends to present a proposal at the Company’s 2003 annual meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or before February 25, 2003, proxies solicited by the board of directors for the 2003 annual meeting will confer discretionary authority to vote on the proposal if presented at the meeting. Shareholder proposals must be sent to the executive offices of the Company, 15885 Sprague Road, Strongsville, Ohio 44136-1799, Attention: Corporate Secretary. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

How will the proxy solicitation be conducted?

      The board of directors of the Company is soliciting the proxies in connection with the items to be voted on as described in this proxy statement. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses they incur in sending proxy materials to the beneficial owners of the Company’s common shares. In addition to soliciting proxies by mail, regular employees of the Company may solicit proxies by other means, including telephone or facsimile.

ELECTION OF DIRECTORS

      The Company’s Code of Regulations sets the number of directors at nine but authorizes the board of directors to increase or decrease the number of directors by not more than two. In 1999, the board of directors increased the number of directors from nine to eleven. In 2000, the board of directors decreased the number of directors from eleven to ten. On April 3, 2002, the board of directors increased the number of directors from ten to eleven. Each director elected serves until the next annual meeting and until his successor is elected and qualified.

      The board of directors of the Company has nominated the eleven persons listed below for election as directors. If any nominee declines or is unable to serve (which the board of directors has no reason to expect), the persons named in the accompanying proxy intend to vote for the balance of those nominees named, and, if they deem it advisable, for a substitute nominee.

      The following table contains information with respect to each nominee:

			Director
			Continuously
Name	Age	Position with the Company	Since

Ronald Best	66	Director	1997
Robert F. Burkhardt	65	Consultant and Director	1963
Drexel Bunch	57	Director	1995
Michael P. DiMino	44	President, Chief Executive Officer and Nominee for Director	—
J. Martin Erbaugh	53	Chairman of the Board of Directors	1995
Michael E. Gibbons	50	Director	1999
Enrique Foster Gittes	62	Nominee for Director	—
Lee C. Howley	54	Director	1996
Christopher H. B. Mills	49	Director	2000
R. Lawrence Roth	44	Nominee for Director	—
Robert B. Stein, Jr.	44	Director	1999

      Mr. Erbaugh was named Lead Independent Director of the Board of Directors in December 2001 and served in that capacity until his election as Chairman of the Board of Directors in April 2002.

      William B. Nicol served on the board of directors from 1984 until his resignation in September 1995. Following his resignation from the board, Mr. Nicol became Director Emeritus and may attend board meetings but does not vote.

      David L. Swift is retiring from the board of directors and will not stand for re-election. William A. Foley resigned from his position with the Company and as a director of the Company on April 3, 2002, and will not stand for re-election.

How often did the board meet during 2001?

      During 2001, the board of directors of the Company met on eight occasions. Other than Christopher H.B. Mills, no director attended less than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board of directors on which he served during 2001.

What committees has the board established?

      The board has standing Finance and Compensation, Governance and Nominating Committees.

      Finance Committee. The Company has a Finance Committee that reviews, with the Company’s independent auditors, the audit plans, the results of the audit engagement and the adequacy of the Company’s internal accounting controls. The Finance Committee, which currently consists of Ronald Best, Chairman, J. Martin Erbaugh, Michael E. Gibbons, Christopher H.B. Mills and Robert B. Stein, Jr. met ten times during 2001.

      Compensation, Governance and Nominating Committee. The Company has a Compensation, Governance and Nominating Committee that determines executive compensation, administers the Company’s compensation plans and nominates candidates for election to the board of directors. The Compensation, Governance and Nominating Committee, which in 2001 consisted of Lee C. Howley, Chairman, Drexel Bunch, J. Martin Erbaugh, and David L. Swift, met two times during 2001. In 2002, Robert B. Stein, Jr. replaced Mr. Swift as a Committee member, since Mr. Swift is not standing for re-election as a director. Under the rules of the National Association of Securities Dealers, Messrs. Howley, Bunch, Erbaugh, Swift and Stein are “independent directors.” The Compensation, Governance and Nominating Committee will consider suggestions forwarded by shareholders to the Corporate Secretary of the Company concerning qualified candidates for election as directors.

BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES

      Ronald Best has been a director since May 1997. Since 1995, Mr. Best has been President and Managing Partner of First Marquis International, an equity investor and workout consulting firm located in Toronto, Ontario, Canada. From 1992 to 1994, Mr. Best was President and Chief Executive Officer of Totes Incorporated, a rainwear manufacturing and distribution company, located in Cincinnati, Ohio. From 1980 to 1991, Mr. Best held several executive positions with Rubbermaid, Inc., a rubber and plastics products manufacturing and distribution company, located in Wooster, Ohio, completing his career at Rubbermaid as Senior Vice President, International and Business Development. Prior to joining Rubbermaid, Mr. Best held several executive positions with G.E. Canada in its Consumer, Industrial and Power Generation Divisions, closing his career there as Vice President Finance and Strategic Planning (C.A.M.C.O.) and a director of G.E. Capital Canada. He is a director of Battery Technology, Inc., a technology licensor of rechargeable consumer batteries.

      Robert F. Burkhardt has served as a consultant to the Company since July 1994 and as a director since 1963. He is a co-founder of the Company and served as Vice Chairman from January 1987 to June 1994. Mr. Burkhardt served as President of the Company from May 1984 to January 1987, and as Vice President from 1963 to May 1984.

      Drexel Bunch has been a director since March 1995. Mr. Bunch was employed by Nordson Corporation, a producer and marketer of industrial equipment along with software and application technologies, from 1983 to 2001, where he had been Vice President, Manufacturing since 1985. Prior to that, Mr. Bunch held the positions of Vice President of Quality and Productivity and Director of Quality Assurance. Prior to joining Nordson Corporation, Mr. Bunch was employed for more than 16 years by the Ford Motor Company.

      Michael P. DiMino is a nominee for director. Since April 2002, Mr. DiMino has been President and Chief Executive Officer of the Company. Mr. DiMino joined the Company on December 12, 2001, as President and Chief Operating Officer. From 1998 to 2001, Mr. DiMino was President and Chief Operating Officer of Uniforms to You, a division of Cintas Corporation, the world’s largest provider of employee uniforms to a wide range of industries. Prior to the acquisition of Uniforms to You by Cintas Corporation, Mr. DiMino was Chief Operating Officer of Uniforms to You from 1994 to 1998. From 1988 to 1994, he served as Senior Vice President of Sales and Marketing of Uniforms to You. From 1985 to 1988, Mr. DiMino was employed by United Health Care Company, a health care provider specializing in health maintenance organizations, where he was Vice President Sales, Eastern Zone from 1987 to 1988, and Director Sales and Marketing from 1984 to 1987. Prior to joining United Health Care Company, Mr. DiMino was employed by American Hospital Supply Corporation, a distributor of surgical and related products. At American Hospital Supply Corporation, he held the positions of Sales and Marketing Manager from 1983 to 1985, Personnel Manager from 1982 to 1983, and Sales Representative from 1980 to 1982.

      J. Martin Erbaugh has been a director since March 1995 and Chairman of the Board of Directors since April 2002. From December 2001 until his election as Chairman of the Board of Directors, Mr. Erbaugh served as Lead Independent Director of the Board of Directors. Mr. Erbaugh is an attorney who has 30 years of experience in the “green industry.” He was an executive with the Davey Tree Expert Co., a professional arbor care and lawn care company. Mr. Erbaugh was founder and President of Erbaugh Corp., dba Lawnmark, a professional lawn care company, which was acquired by Barefoot, Inc., a publicly held professional lawn care company. He served as a director of Barefoot, Inc. following the acquisition, until Barefoot, Inc. was acquired by The ServiceMaster Company, a publicly held diversified service company, in 1999. Mr. Erbaugh is Founder, a past President and director of the Professional Lawn Care Association of America. Currently, he is President of J.M. Erbaugh Co., a private investment firm, President of Coer Inc., a real estate development firm, and Chairman of the Board of Homepure Inc., an e-commerce bottled water company. He is a director of Morgan Fun Shares, Inc., a publicly held closed-end investment company, Vice Chairman and a director of Morgan Bank, NA, a national bank, a director of Babcox Publications, an automotive after-market trade magazine publisher, and a director of Globetek, Inc., a distributor of computer software. He is a trustee of the Burton D. Morgan Foundation.

      Michael E. Gibbons has been a director since May 1999. Since September 1995, Mr. Gibbons has been Senior Managing Director of Brown, Gibbons, Lang & Company, L.P., an investment banking firm headquar-

tered in Cleveland, Ohio specializing in mergers and acquisitions and private and public financings. Prior to 1995, Mr. Gibbons was the President and Chief Executive Officer of Brown, Gibbons & Company, Inc., an investment-banking firm he founded in 1989 in Cleveland, Ohio. From 1985 to 1989, Mr. Gibbons was President and Chief Executive Officer of Underwood, Neuhaus & Company, an investment and brokerage firm headquartered in Houston, Texas. Prior to 1985, Mr. Gibbons was a Senior Vice President of McDonald and Company Securities, Inc., a Cleveland, Ohio investment banking firm. Mr. Gibbons is a Trustee and Secretary of the Great Lakes Theater Festival and Magnificat High School in Rocky River, Ohio, and a Trustee of the Greater Cleveland Sports Commission.

      Enrique Foster Gittes is a nominee for director. Since 1999, Mr. Gittes has been Chairman of Synthesys Technologies, Inc., a privately held medical software company. Mr. Gittes was Founder and Managing Director of Denison International plc, a maker of industrial valves and pumps and U.S. public company, from 1993 to 2000. From 1985 to 1988, he was Founder, Chairman and Chief Executive Officer of European Home Products plc, a publicly listed company formed to acquire the European operations of The Singer Company, a publicly held manufacturing company, consisting of a broad distribution network and 650 stores in Europe. Since 1987, Mr. Gittes has been a director and, since 1998, Chairman of North Atlantic Smaller Companies Investment Trust plc, a publicly listed closed-end investment company.

      Lee C. Howley has been a director since March 1996. Since 2000, Mr. Howley has been President of Howley Bread Group, Ltd., a company that operates Panera Bread restaurant franchises. Mr. Howley has been a principal in the construction, financing and operation of health care-related real estate and in telecommunications systems. Since 1981, Mr. Howley has served as President of Howley & Company, a real estate development and management company; since 1987, he has served as Chairman of Coast Management Company, a real estate management company. He was founder and a general partner of North Coast Cable, Ltd., a cable television company servicing Cleveland, Ohio, from 1981 to 1993. Mr. Howley has served in leadership capacities for a number of civic organizations. From 1994 to 1995, he represented the United States at the United Nations as its Public Delegate, at the request of President Clinton. Mr. Howley is a director of the following publicly traded companies: Boykin Lodging Company, a hotel and restaurant management company, and LNB Bancorp, Inc., a bank holding company.

      Christopher H.B. Mills has been a director since May 2000. Mr. Mills has been Chief Investment Officer of J.O. Hambro Capital Management Limited, an investment management and advising firm, since 1993; Managing Director of North Atlantic Smaller Companies Investment Trust plc, a publicly listed closed-end investment company, since 1984; Managing Director of American Opportunity Trust plc, a publicly listed closed-end investment company, since 1989; and Chairman and Chief Executive Officer of Growth Financial Services Limited, a holding company, since 1984. From 1975 to 1993, Mr. Mills was employed by INVESCO MIM, a United Kingdom-based investment management company, as Head of North American Venture Capital and Head of North American Investments. Mr. Mills is a director of the following companies: Primesco, a life insurance company; AllianceOne, a debt collection company; WH Holdings, an oil services company; Texas Sterling, a construction company; Santa Maria, a maker of salami and proscuitto; and Winfield, a health care company. Mr. Mills is a director of PNC Telecom, a telephone services company, and Premier Asset Management, a fund management company, both U.K. public companies, and Denison International plc, a maker of industrial valves and pumps and U.S. public company.

      R. Lawrence Roth is a nominee for director. Since 2001, Mr. Roth has been Managing Director of Berkshire Capital Corporation, a New York based investment banking firm. Prior to joining Berkshire Capital Corporation, Mr. Roth served as Chief Executive Officer of the ING U.S. Retail Group, an independent broker/dealer network, from 1997 to 2001. From 1990 to 1997, Mr. Roth was Chief Executive Officer of Vestax Securities Corporation, an independent broker dealer which was purchased by the ING Group in 1997. Mr. Roth is a certified public accountant and licensed attorney. Mr. Roth is an active member of the Young Presidents Organization, an international organization of business leaders dedicated to the education and general welfare of the business community, and is the former Chairman of the Cleveland Chapter of that organization. In addition, Mr. Roth is a member of the Financial Planning Association, the Harvard Business School Club, the American Institute of Certified Public Accountants and the American Bar Association.

      Robert B. Stein, Jr. has been a director since May 1999. Mr. Stein has been President of RBS and Associates, LLC, a strategy and marketing consulting firm, serving the retail distribution and consumer products industries, since 2001. Mr. Stein was employed by Dairy Mart Convenience Stores, Inc., a publicly held chain of convenience stores, from 1983 to 2001, where he was Chairman and Chief Executive Officer from 1995 to 2001, President from 1994 to 2001 and a director from 1992 to 2001. In September 2001, after Mr. Stein resigned from his positions with Dairy Mart, that company filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code. Prior to 1994, Mr. Stein served in various positions with Dairy Mart, including Treasurer, General Manager of the Midwest Region and Executive Vice President-Operations and Marketing. Prior to 1983, Mr. Stein was employed by Coopers & Lybrand, a public accounting firm. Mr. Stein is a member of the Advisory Board of Knowledge Support Systems Group plc, a publicly listed company that specializes in price optimization software. Mr. Stein has served on the Boards of Directors of the Ohio Association of Convenience Stores, the Ohio Retail Merchants Association and the American Soap Box Derby.

EXECUTIVE COMPENSATION

How are executive officers compensated?

Summary Compensation Table

      The following table summarizes the compensation paid to the Chief Executive Officer and each of the Company’s other named executive officers during or with respect to the fiscal years ended December 31, 2001, 2000 and 1999 for services in all capacities to the Company.

				Long-Term
		Annual		Compensation Awards
		Compensation
				Restricted		All Other
	Fiscal	Salary	Bonus	Stock Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	(# of shares)	($)(2)

William A. Foley(3)	2001	418,456	—	—	81,323	12,915
Chairman of the Board	2000	424,996	—	128,766	19,147	6,598
and Chief Executive Officer	1999	424,497	212,390	128,535	—	39,509
Michael P. DiMino(4)	2001	11,154	—	—	150,000	—
President and Chief Operating Officer
Patricia W. Pribisko(5)	2001	161,885	—	—	8,333	6,878
Senior Vice President,	2000	147,981	—	28,213	8,979	5,527
General Counsel and	1999	142,500	29,625	28,500	6,000	4,044
Corporate Secretary
R. Breck Denny(6)	2001	211,829	—	—	8,333	9,006
Vice President,	2000	206,739	—	40,396	9,135	7,559
Chief Financial Officer	1999	85,750	36,782	103,138	21,000	413
Charles J. McGonigle(7)	2001	200,000	—	—	8,333	16,389
Vice President and	2000	199,520	—	40,396	9,919	9,314
President of the	1999	174,769	72,764	34,995	6,000	26,248
Product Supply Division
Dana L. Wilson(8)	2001	200,000	—	—	8,333	4,752
Vice President and	2000	198,943	—	40,396	9,647	9,169
President of the	1999	144,846	60,290	29,235	6,000	4,688
Lawn Care & Golf Divisions
Wayne W. Murawski(9)	2001	141,750	—	—	8,333	5,066
Vice President,	2000	138,557	—	27,285	9,251	7,423
Chief Information Officer	1999	139,039	42,099	27,225	11,000	5,812

(1)	In 2000, Messrs. Foley, Denny, McGonigle, Wilson and Murawski and Ms. Pribisko were granted an award of 8,276, 2,596, 2,596, 2,596, 1,753 and 1,879 restricted shares, respectively, which on the date of grant had a market value of $128,766, $40,396, $40,396, $40,396, $27,285 and $28,213, respectively. The restricted shares are subject to forfeiture if cumulative earnings per share targets are not met for fiscal years 2000, 2001 and 2002. In 1999, Messrs. Foley, Denny, McGonigle, Wilson and Murawski and Ms. Pribisko were granted an award of 8,569, 5,575, 2,333, 1,949, 1,815 and 1,943 restricted shares, respectively, which on the date of grant had a market value of $128,535, $103,138, $34,995, $29,235, $27,225 and $28,500, respectively. The restricted shares for Messrs. Foley, Denny, McGonigle, Wilson and Murawski and Ms. Pribisko were forfeited because Company cumulative earnings per share targets were not met for fiscal years 1999, 2000 and 2001. Dividends on the restricted shares are payable in additional restricted shares also subject to forfeiture.

(2)	Reflects (i) the Company’s contributions to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust and the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust Restoration Plan, (ii) payment by the Company of premiums for group life and accidental death and dismemberment insurance and (iii) reimbursement for medical expenses pursuant to an insurance program, except for Charles J. McGonigle, for whom the figure also reflects a relocation allowance for fiscal year 1999.

(3)	Mr. Foley’s salary for fiscal year 2001 reflects an annual salary of $425,000 from January 1 through October 27 and a voluntary salary decrease to an annual salary of $382,486 from October 28 through December 31. Mr. Foley resigned as an executive officer on April 3, 2002.

(4)	Mr. DiMino joined the Company as an executive officer on December 12, 2001 at an annual salary of $362,500. The salary for fiscal year 2001 reflects the period from December 12 through December 31.

(5)	Ms. Pribisko was named an executive officer on December 21, 2001. The salary for fiscal year 2001 reflects an annual salary of $205,000 from December 21 through December 31.

(6)	Mr. Denny joined the Company as an executive officer July 26, 1999 and the salary for fiscal year 1999 reflects the period July 26 through December 31. Mr. Denny resigned as an executive officer on February 15, 2002 and currently serves as a consultant to the Company.

(7)	Mr. McGonigle served as an executive officer from January 1, 2000 until February 20, 2002 when he was reassigned to the position of Vice President, Special Projects.

(8)	Mr. Wilson served as an executive officer from January 1, 2000 until March 29, 2002 when he was reassigned to the position of Senior Vice President, Lawn Care and Golf Sales.

(9)	Mr. Murawski served as an executive officer from May 13, 1998 until March 29, 2002 when he was reassigned to the position of Senior Vice President, Chief Information Officer.

Option Grants in Last Fiscal Year

      The following table contains the stock options granted during the year ended December 31, 2001, to the executive officers named in the Summary Compensation Table.

					Potential Realizable
					Value at Assumed Annual Rates
					of Stock Price Appreciation
Individual Grants					for Option Term(1)

		% of Total
		Options
		Granted to
		Employees
	Options	in	Price	Expiration
Name	Granted	Fiscal Year	($/sh)	Date	0%($)	5%($)	10%($)

William A. Foley	14,333	3.75	14.250	2/22/11	0	128,448	325,514
	66,990	17.51	14.250	2/22/11	0	600,347	1,521,399
Michael P. DiMino	150,000	39.21	6.661	12/12/11	0	628,360	1,592,388
Patricia W. Pribisko	8,333	2.18	14.250	2/22/11	0	74,678	189,249
R. Breck Denny	8,333	2.18	14.250	2/22/11	0	74,678	189,249
Charles J. McGonigle	8,333	2.18	14.250	2/22/11	0	74,678	189,249
Dana L. Wilson	8,333	2.18	14.250	2/22/11	0	74,678	189,249
Wayne W. Murawski	8,333	2.18	14.250	2/22/11	0	74,678	189,249

(1)	Amounts have been calculated using the exercise price per share at assumed annual rates of stock appreciation from the date of grant to the date of expiration of 0%, 5% and 10%, respectively.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

      The following table contains information for each executive officer named in the Summary Compensation Table with regard to the aggregate stock options exercised during the year ended December 31, 2001, and the stock options held as of December 31, 2001.

					Value of Unexercised
			Number of Unexercised		in-the-Money
	Shares		Options at Fiscal Year-End		Fiscal Year-End($)(1)
	Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William A. Foley	0	0	380,091	0	0	0
Michael P. DiMino	0	0	0	150,000	0	290,850
Patricia W. Pribisko	0	0	50,312	0	0	0
R. Breck Denny	0	0	38,468	0	0	0
Charles J. McGonigle	0	0	32,752	0	0	0
Dana L. Wilson	0	0	44,480	0	0	0
Wayne W. Murawski	0	0	46,584	0	0	0

(1)	Market value of underlying securities at December 31, 2001, of $8.60 minus the exercise price.

Employment and Severance Agreements

      Mr. Foley and the Company are parties to an employment agreement effective July 1, 1998. The agreement has an initial three-year term that automatically extends at the end of each year of the agreement for another “Employment Year” (a twelve month period beginning July 1 and ending June 30 of the following year), subject to the following:

•	the right of either party to terminate the agreement as of the end of the subsequent Employment Year by providing written notice on or before June 1 of the current Employment Year,

•	the right of Mr. Foley to terminate the agreement if the Company materially changes his duties or responsibilities, the Company moves his place of employment or the Company’s principal executive offices more than 50 miles from the geographical center of Cleveland, Ohio, if the Company materially breaches the agreement and fails to cure that breach, or if there is a change in control of the Company (as defined in the Company’s 1992 Stock Incentive Plan), and

•	the right of the Company to terminate the agreement upon Mr. Foley’s death or permanent disability or for “cause” as defined in the agreement.

      The agreement provides that the Company pay Mr. Foley an annual base salary of not less than $425,000 and a bonus of up to 100% of his salary based on the Company’s financial performance; however, Mr. Foley agreed to a voluntary decrease of his annual base salary to $382,486 for the period from October 27 through December 31, 2001. In addition, Mr. Foley receives annual option grants. Mr. Foley also receives life and health insurance coverage, the use of an automobile, membership in two country clubs and an allowance of up to $10,000 annually for financial planning and tax return preparation.

      The Company and Mr. Foley entered into an amendment to his employment agreement on April 3, 2002 pursuant to which Mr. Foley’s voluntary resignation is treated as a termination without “cause.” Under the terms of the employment agreement, Mr. Foley will receive (i) his annual base salary in normal periodic installments until June 30, 2004, (ii) his bonus, if any, until June 30, 2004, (iii) $425,000 in two equal installments of $212,500, with the first installment payable on July 1, 2002 and the second installment payable on July 1, 2003, (iv) immediate vesting of all options granted to him pursuant to the employment agreement, (v) life and health insurance coverage until June 30, 2004, (vi) reimbursement for the cost of leasing, operating, maintaining, repairing and insuring his automobile until June 30, 2004, (vii) the cost of membership in two country clubs until June 30, 2004 and (viii) up to $10,000 per year for financial planning and tax return and financial statement preparation services until June 30, 2004.

      In addition, pursuant to the terms of the amendment, Mr. Foley will receive until April 3, 2003 (i) an executive level outplacement program at a firm selected by Mr. Foley with services mutually agreed upon by the Company and Mr. Foley, (ii) use of a laptop computer, (iii) use of a cell phone and (iv) use of a Company voicemail box. In addition to the indemnification provided under the employment agreement, the Company will indemnify Mr. Foley to the full extent provided by Ohio law. If permitted by the terms of the policy, the Company will sell to Mr. Foley the keyman term life insurance policy held by the Company.

      Mr. Foley is prohibited from competing with the Company until June 30, 2005. Mr. Foley is prohibited for an indefinite period from disclosing confidential information, soliciting or enticing away any of the Company’s customers, suppliers, contractors or employees, or disparaging any product or person associated with the Company.

      The Company has an employment agreement with Mr. DiMino, effective December 12, 2001. Under the agreement, Mr. DiMino must devote substantially all his working time and efforts to the Company. In addition, Mr. DiMino is prohibited from competing with the Company for a period beginning with the date of Mr. DiMino’s termination and ending on the later of the date Mr. DiMino no longer receives payments from the Company or two years from such termination date. The agreement provides that the Company pay Mr. DiMino an initial annual base salary of $362,500 and a bonus of up to 100% of base salary based on the achievement of performance goals. Mr. DiMino received an option to purchase up to 150,000 common shares. Mr. DiMino is entitled to participate in all employee benefit programs provided to employees generally and to senior executives of the Company. Mr. DiMino also is entitled to payment by the Company of or reimbursement for an executive annual physical examination and one country club initiation fee of up to $25,000 and an automobile allowance of $500 per month. Mr. DiMino is entitled to reimbursement for reasonable relocation expenses to the Cleveland, Ohio area. The Company will have severance obligations if the agreement is terminated for certain reasons.

      The Company has entered into a retention agreement with each of the named executive officers. The agreements provide that, if following a change in control (as defined in the agreement), the executive officer’s employment is terminated by the Company “other than for cause” or by the officer for “good reason,” then the Company will pay to the executive officer within 30 days after termination the following amounts (subject to the limitations described below): (i) any amount previously earned but not paid to the executive officer (including a pro rata bonus) through the date of termination; (ii) an amount equal to 2.99 multiplied by the sum of the executive officer’s annual base salary and bonus; (iii) retirement benefits that would otherwise accrue to the executive for the three years following termination; and (iv) an amount equal to the excess of the fair market value of the Company’s common shares on the termination date over the exercise price of any options held by the executive that are surrendered. If total payments otherwise payable to an executive under the retention agreement or any other agreement or plan would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, then payments under the retention agreement will be reduced so that the Company is not denied a deduction under Section 280G. The retention agreements also provide immediate vesting of all long-term incentive awards, continuation of employee benefits for a maximum of three years and outplacement services.

      In connection with Mr. Denny’s resignation as an executive officer of the Company, the Company and Mr. Denny entered into a separation agreement. Provided that Mr. Denny provides certain consulting services to the Company, the Company will pay Mr. Denny’s salary from March 10 through December 31, 2002. In addition, Mr. Denny is eligible for a bonus of up to 40% of his base salary and to receive a stock option grant. The Company has agreed to provide health and dental insurance and life, accidental, death and dismemberment insurance from March 10 through December 31, 2002.

      How are directors compensated?

      The Company pays each non-employee director a retainer of $16,000 per year, $1,000 per board meeting attended, and $1,000 per committee meeting attended, with the exception of committee chairmen, who are paid $1,250 per committee meeting they chair. The compensation for Directors Emeritus is an annual retainer of $8,000 and $500 per board meeting attended. Mr. Erbaugh received additional compensation in 2001 in the amount of $1,600 for services rendered as Lead Independent Director.

      Non-employee directors are permitted to defer all or a portion of their fees under the Company’s Directors’ Deferred Compensation Plan. The plan is unfunded and participants’ contributions are converted to units, the value of which fluctuates according to the market value of the common shares. Mr. Bunch, Mr. Erbaugh, Mr. Gibbons, Mr. Stein and Mr. Swift participate in the plan. Under the Directors’ Stock Option Plan, based on the Company’s performance in 1999, each non-employee director (other than William B. Nicol who is a Director Emeritus) received an option to purchase 500 common shares for $16.063 per share (the fair market value of a common share on February 16, 2000, the date the option was granted), first exercisable on December 31, 2000 and to expire on February 16, 2010.

      The Company also has paid premiums for Messrs. Best, Erbaugh, Howley and Stein to participate in the Company’s medical and dental insurance programs.

REPORT OF THE COMPENSATION, GOVERNANCE AND NOMINATING COMMITTEE

      The Compensation, Governance and Nominating Committee (the “Compensation Committee”) of the Board of Directors was responsible for determining compensation paid to the Company’s executive officers during 2001. In 2001, the Compensation Committee’s members were Lee C. Howley, Chairman, Drexel Bunch, J. Martin Erbaugh and David L. Swift. This report describes the Compensation Committee’s executive compensation philosophy and the policies and actions of the Compensation Committee with respect to fiscal year 2001 in considering compensation for the executive officers of the Company, including the executive officers named in the Summary Compensation Table.

      What is the Company’s philosophy of executive officer compensation?

      The basic philosophy of the Compensation Committee is to provide compensation to the executive officers in a manner that:

•	relates total compensation appropriately to corporate performance and the individual performance of each executive officer,

•	motivates the executive officers to achieve increased shareholder value,

•	aligns the interests of the executive officers with the long-term interests of the Company’s shareholders, and

•	provides compensation to the executive officers at a level consistent with compensation available to executives with similar responsibilities at companies of similar size in order to continue to attract and retain key executives.

      To implement this philosophy, executive compensation programs at the Company are designed to:

•	provide annual incentive opportunities that relate the competitive level of total cash compensation directly to the annual performance of the Company,

•	provide long-term incentives with grant values targeted at median competitive levels which allow total overall compensation for the Company’s executives to exceed the compensation available to executives in the competitive labor market if the Company’s common shares increase significantly in value and earnings per share targets are met, and

•	place more emphasis on long-term and stock-based compensation at higher levels in the Company.

      The comparison group used for competitive compensation purposes includes some of the companies in the peer group from the performance graph on page 16, other competitors and other companies similar in size to the Company.

      What are the components of executive compensation?

Annual Compensation

      Total annual compensation consists of base salary and annual incentives.

•	Base Salary — The Compensation Committee sets base salaries in accordance with its members’ collective experience and perception of the compensation paid to executives with similar responsibilities in companies of similar size. The Compensation Committee uses data from management compensation reports, outside consultants and publicly available documents to make these judgments and adjusts for individual performance, level of experience and the level of responsibility an executive officer undertakes.

•	Annual Incentives — The annual incentive plan provides the Company’s eligible executives with the opportunity to earn an annual bonus payment based on the Company’s financial performance and the individual’s performance.

•	Target Incentives — The Compensation Committee approves a target incentive stated as a percent of base salary for each eligible executive. Targets range from 50% for the Chief Executive Officer to 10% for the lowest-level eligible executive. Incentive amounts awarded are based on performance and range from a threshold of 25% to a maximum of 200% of the target amount.

•	Financial Measures — Early each year, the Compensation Committee establishes a performance range for each of the financial measures at which threshold, target and maximum incentives will be paid. The financial measures for 2001 were earnings per share and return on investment. Performance against these objectives provides the executive officers with the opportunity to earn 75% of the target incentive.

•	Individual Measures — In addition, each executive officer has individual performance measures as determined by the Chief Executive Officer. In the case of the Chief Executive Officer, the Compensation Committee determined his individual performance measures. Performance against these objectives provides the executive officers with the opportunity to earn 25% of the target incentive.

•	Stock Payout — The annual incentive plan provides that the Compensation Committee may designate that up to one-half of an incentive award be paid in common shares of the Company. The stock portion of the award may be used as payment to exercise outstanding stock options with the caveat that any shares purchased through the exercise of the options must be held for at least one year.

      For 2001, earnings per share and return on investment resulted in the calculation of incentive amounts below the threshold amount. Therefore, no annual bonuses were paid.

Long-Term Compensation

      The 2000 Stock Incentive Plan that was approved by shareholders in May 2000 authorizes the use of the Company’s stock in equity-based awards that include stock options, restricted shares, unrestricted shares, share appreciation rights, limited share appreciation rights and performance units. The 1992 Stock Incentive Plan that was approved by shareholders in May 1992 and amended and restated in May 1998 authorized the use of the Company’s shares for similar equity-based awards. The 2000 Stock Incentive Plan replaced the 1992 Stock Incentive Plan. These plans were designed to create long-term incentives that align the interests of the Company’s shareholders and its management. Key managers and executives of the Company and its subsidiaries and all members of the board of directors are eligible to be participants in the plans.

      The Compensation Committee has approved two types of awards under the incentive plans.

•	Stock Options — Stock options allow the participant to purchase the Company’s common shares for a term of ten years at a price equal to 100% of the fair market value on the date the options are granted. Since the participant’s gain is solely related to the increase in stock price, options are a direct incentive to increase shareholder value.

•	Eligible participants — Managers, executives and directors are eligible for awards. Presently, about 133 of the Company’s managers and executives and nine of the directors are participants in the stock option program.

•	Normal award frequency for nonexecutive officers — The Compensation Committee typically grants option awards annually based on competitive grant guidelines; however, for certain positions, the Compensation Committee may grant an option that vests in increments over a period of more than a year.

•	Executive officer awards — For executive officers, based upon competitive grant guidelines, the Compensation Committee may either make an annual option grant or a grant that vests in increments over a period of time of more than a year. Executive officers each received a front-loaded stock option grant in 1996 equal to three years of normal competitive grants. In exchange for this, no grants were made to executive officers in 1997 or 1998. The exercise price of these grants was 100% of fair market value on the date of grant, and the options became exercisable in one-third increments on December 31 of 1996, 1997 and 1998. In 1999, executive officers, with the exception of Mr. Foley, each received an annual stock option grant. In 2000, executive officers, including Mr. Foley, each received a stock option grant. In 2001, executive officers, including Mr. Foley, each received a stock option grant.

•	Restoration options — To encourage the Company’s executives to convert stock options into owned shares, each option includes the right to receive a restoration option at exercise. Restoration options have an exercise price equal to 100% of the market price of the Company’s common shares when they are granted, expire on the same date as the original option that was exercised and become exercisable six months after grant. Restoration options are only granted when the share price is at least 20% higher than the exercise price of the original option, and when currently owned shares are used to pay for the exercise price and tax withholding related to the option exercise.

•	Restricted Shares — The Compensation Committee did not award restricted shares to executive officers in 2001.

•	Performance cycle — The Compensation Committee granted restricted shares to executive officers in 2000 for the 2000, 2001 and 2002 Performance Plan and in 1999 for the 1999, 2000 and 2001 Performance Plan.

•	Performance measure — The Compensation Committee set cumulative earnings per share targets at the beginning of each cycle for threshold, target and maximum performance at levels believed by the Compensation Committee to represent a significant stretch relative to industry peers.

•	Shares earned — None of the restricted shares issued in connection with the 1999, 2000 and 2001 Performance Plan vested because the performance measure was not met.

With respect to the restricted shares issued in connection with the 2000, 2001 and 2002 Performance Plans, 100% of the shares granted would be earned for target performance, 50% of the shares granted would be earned for threshold performance, and 150% of the shares granted would be earned for maximum performance. Performance results between designated levels will result in interpolated payouts.

      How is the Company’s Chief Executive Officer compensated?

      The compensation of the Chief Executive Officer is based on the programs and principles of corporate and individual performance previously described. William A. Foley served as the Company’s Chairman of the Board, President and Chief Executive Officer until December 12, 2001. Effective December 12, 2001, Mr. Foley served as the Company’s Chairman of the Board and Chief Executive Officer. On April 3, 2002, Mr. Foley resigned as Chairman of the Board and Chief Executive Officer. Compensation decisions regarding Mr. Foley are subject to his employment agreement, which was entered into in 1998.

•	Performance Evaluation — The Compensation Committee conducts a formal evaluation of Mr. Foley’s performance each year. This process involves the entire board and examines the following areas: strategic planning, financial results, succession planning, external communications, board relations and leadership/human resources.

•	Base Salary — Mr. Foley’s base salary for fiscal year 2001 was $425,000 from January 1 to October 27 and was voluntarily decreased to $382,486 from October 28 to December 31.

•	Annual Incentive — Mr. Foley did not receive an incentive payment for 2001 as financial measures were below the threshold amount.

•	Long-term Incentive

•	During 2000, Mr. Foley was awarded restricted shares, which total 8,276 shares and are subject to forfeiture if cumulative earnings per share targets for 2000, 2001 and 2002 are not met.

•	During 1999, Mr. Foley was awarded restricted shares, which total 8,569 shares and were subject to forfeiture if cumulative earnings per share targets for 1999, 2000 and 2001 were not met. None of these shares vested because the cumulative earnings per share targets were not met.

      How is the Compensation Committee addressing Internal Revenue Code limits on deductibility of compensation?

      Section 162(m) limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to a “covered employee” of a public company. The Compensation Committee regularly reviews the Company’s compensation programs in connection with Section 162(m) of the Internal Revenue Code, as amended. Generally, the executive compensation programs are designed to comply with these regulations. The $1 million limitation did not impact the deductibility of any compensation paid to the Company’s executive officers in 2001. The amendments to the 1992 Stock Incentive Plan, which the shareholders approved in 1998, were intended to ensure that grants under that plan would be “performance-based” as defined in the regulations and that compensation from those grants will be deductible. The 2000 Stock Incentive Plan was adopted, in part, to comply with the Section 162(m) regulations.

      The Compensation Committee may approve compensation that does not comply with these regulations if doing so would be in the best interests of the Company and its shareholders and consistent with the executive compensation philosophy.

The Compensation, Governance and Nominating Committee

Lee C. Howley, Chairman
Drexel Bunch
J. Martin Erbaugh
David L. Swift

REPORT OF THE FINANCE COMMITTEE

      The Finance Committee, as mandated by the Charter adopted by the Board of Directors on May 24, 2000, oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures delivered by the independent auditors to the Committee as required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

      The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held ten meetings during fiscal year 2001.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The Finance Committee

Ronald Best, Chairman
J. Martin Erbaugh
Michael E. Gibbons
Christopher H. B. Mills
Robert B. Stein, Jr.

PERFORMANCE COMPARISON

      The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1996, in each of (i) the Company’s common shares, (ii) the Russell 2000 Index and (iii) a fund investing proportionately, based on respective market capitalization, in the common stocks of the group of companies which the Company has identified as its “Peer Group” solely for this purpose.

	1996	1997	1998	1999	2000	2001

Lesco Inc.	100.00	127.34	79.08	105.18	82.40	54.10
Russell 2000 Index	100.00	122.36	119.25	144.60	140.23	143.71
Peer Group	100.00	110.59	77.12	64.92	61.91	79.50

      The Company is engaged in the manufacture and marketing of an extensive line of golf course and lawn care products. These products include fertilizers, turf protection products, grass seed, turf care equipment, replacement parts and golf course accessories. In reviewing published industry and line of business indexes, the Company has not identified an index that portrays the Company’s line of business. The Company competes with national suppliers that strictly market fertilizers, turf protection products or equipment directly to the end users. The Company also competes with numerous privately held regional and local suppliers that offer a more diverse line of turf care products than do the national suppliers. The Company believes it is the only national, publicly held company that supplies a full range of products to the turf industry and sells directly to the end user.

      For purposes of preparing the graph, the Company has selected a peer group of publicly held companies as follows:

•	Central Garden & Pet Company — Supplier of consumer lawn and garden and pet supply products and a manufacturer of proprietary products.

•	Terra Industries Inc. — Marketer and producer of nitrogen fertilizer, crop protection products, seed and services for agricultural, turf, ornamental and other growers.

•	The Scotts Company — Manufacturer and marketer of consumer do-it-yourself lawn care and professional golf course turf care products.

•	Toro Company — Manufacturer of lawn maintenance equipment.

      The above list represents publicly held companies that manufacture or market turf care-related products. The Company intends to add additional publicly held companies to its peer group list as they are identified.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table contains certain information with respect to the beneficial ownership of the Company’s common shares as of March 29, 2002 (unless otherwise indicated) by each of the directors, each of the executive officers named in the Summary Compensation Table, the directors and executive officers as a group, and each person known to the Company to be the beneficial owner of five percent or more of the outstanding common shares based on information filed with the Securities and Exchange Commission.

	Shares Beneficially
	Owned(1)

Beneficial Owner	Number	Percent

Ronald Best(2)(3)	20,200	*
Drexel Bunch(3)	3,100	*
Robert F. Burkhardt(3)(4)(6)	497,606	5.8
R. Breck Denny(3)(5)	62,911	*
Michael P. DiMino(7)	15,000	*
J. Martin Erbaugh(3)(8)	27,502	*
William A. Foley(3)(4)(5)(9)	444,783	5.0
Michael E. Gibbons(3)	3,500	*
Enrique Foster Gittes(10)	750,000	8.8
Lee C. Howley(3)(11)	17,000	*
Christopher H. B. Mills(12)	1,497,000	17.5
Charles J. McGonigle(3)(4)(5)	48,813	*
Wayne W. Murawski(3)(4)(5)	49,711	*
William B. Nicol	1,000	*
Patricia W. Pribisko(3)(4)(5)	57,989	*
R. Lawrence Roth	0	*
Robert B. Stein, Jr.(3)	2,000	*
David L. Swift(3)	3,000	*
Dana L. Wilson(3)(4)(5)	49,502	*
All directors, nominees and executive officers as a group (20 persons)	2,822,481	30.6
Dimensional Fund Advisors Inc.(13)	700,475	8.2
Royce & Associates Inc.(14)	599,600	7.0
Wellington Management Company, LLP(15)	796,000	9.3

* Less than one percent.

(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to the information contained in the footnotes below.

(2)	Includes 2,700 shares owned by Mr. Best’s wife.

(3)	The following persons hold exercisable options to purchase shares as follows: Mr. Best, 2,500 shares; Mr. Bunch, 2,500 shares; Mr. Burkhardt, 50,000 shares; Mr. Denny, 38,468 shares; Mr. Erbaugh, 2,500 shares; Mr. Foley, 380,091 shares; Mr. Gibbons, 1,500 shares; Mr. Howley, 2,500 shares; Mr. McGonigle, 32,752 shares; Mr. Murawski, 46,584 shares; Ms. Pribisko, 50,312 shares; Mr. Stein, 1,500 shares; Mr. Swift, 1,500 shares; and Mr. Wilson, 44,480 shares.

(4)	Includes shares held by the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust which are beneficially owned by the named persons as follows: Mr. Burkhardt, 155,676 shares; Mr. Foley, 3,852 shares; Mr. McGonigle, 3,194 shares; Mr. Murawski, 713 shares; Ms. Pribisko, 2,281 shares; and Mr. Wilson, 1,142 shares.

(5)	The following persons hold restricted shares, which are subject to forfeiture but have full power to vote, as follows: Mr. Denny, 2,643 shares; Mr. Foley, 8,423 shares; Mr. McGonigle, 2,643 shares; Mr. Murawski, 1,786 shares; Ms. Pribisko, 1,879 shares; and Mr. Wilson, 2,643 shares.

(6)	Includes 68,885 shares owned by Mr. Burkhardt’s wife; 12,400 shares owned by the Robert and Virginia Burkhardt Charitable Foundation, of which Mr. Burkhardt is President-Treasurer and a Trustee; 110,000 shares owned by the Burkhardt Family Limited Partnership, of which Mr. Burkhardt is a general and limited partner (Mr. Burkhardt disclaims beneficial ownership with respect to 105,600 of these shares); and 5,790 shares owned by Mr. Burkhardt’s wife as custodian for minor grandchildren.

(7)	The shares are owned of record by Michaelangelo Peter DiMino III, Trust.

(8)	Includes 13,000 shares held jointly by Mr. Erbaugh and his wife, 3,110 shares owned by Mr. Erbaugh’s wife and 2,342 shares owned by Mr. Erbaugh’s daughter.

(9)	Includes 3,790 shares owned by Mr. Foley’s children.

(10)	North Atlantic Smaller Companies Investment Trust plc and Mr. Gittes have shared voting power and shared dispositive power with respect to all of the shares. Voting and dispositive power is shared with J O Hambro Capital Management Limited, J O Hambro Capital Management (Holdings) Limited and Growth Financial Services Limited. The address for Mr. Gittes is 4 East 82nd Street, New York, New York 10028. Mr. Gittes holds a 10.67% interest in North Atlantic Smaller Companies Investment Trust plc.

(11)	Includes 14,500 shares owned by the Howley Family Partnership.

(12)	Based on information set forth on Amendment No. 3 to Schedule 13D filed September 7, 2001, J O Hambro Capital Management Limited, J O Hambro Capital Management (Holdings) Limited and Mr. Mills have shared voting power and shared dispositive power with respect to all of the shares. Of the 1,497,000 shares, voting and dispositive power as to 750,000 shares are shared with Growth Financial Services Limited and North Atlantic Smaller Companies Investment Trust plc; voting and dispositive power as to 125,000 shares are shared with American Opportunity Trust plc; voting and dispositive power as to 100,000 shares are shared with Oryx International Growth Fund Limited; voting and dispositive power as to 230,000 shares are shared with Trident North Atlantic Fund; voting and dispositive power as to 100,000 shares are shared with Consulta (Channel Islands) Limited; and voting and dispositive power as to 297,000 shares are shared with clients of J O Hambro Capital Management Limited. The address for Mr. Mills and these entities is Ryder Court, 14 Ryder Street, London SW1A 6QB England. Mr. Mills holds a 12% interest in North Atlantic Smaller Companies Investment Trust plc and a 100% interest in Growth Financial Services Limited.

(13)	Based on information set forth on a Schedule 13G filed February 12, 2002, in its role as investment advisor or manager to certain investment portfolios, Dimensional Fund Advisors Inc. possesses both voting and/or investment power over the shares. All shares, however, are owned by these portfolios; and Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(14)	Based on information set forth on a Schedule 13G filed February 11, 2002, in its role as investment advisor, Royce & Associates, Inc. has sole voting and dispositive power. The address for Royce & Associates Inc. is 1414 Avenue of the Americas, New York, New York 10019.

(15)	Based on information set forth on a Schedule 13G filed February 12, 2002, Wellington Management Company, LLP does not have sole voting power over any of these shares. It has shared voting power with respect to 446,000 shares and shared dispositive power with respect to 796,000 shares. Wellington Management Company serves as an investment advisor and all of these shares are owned by its clients. The address for Wellington Management Company is 75 State Street, Boston, Massachusetts 02109.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on the Company’s review of Forms 3, 4 and 5 filed by or on behalf of the Company’s directors, executive officers and principal shareholders and certain written representations from those persons, which have been submitted to the Company for the 2001 fiscal year, according to Section 16(a) of the Securities Exchange Act of 1934, as amended, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      William A. Foley, Chairman of the Board and Chief Executive Officer of the Company until his resignation on April 3, 2002, served as a director and is a member of the compensation committee of Dairy Mart Convenience Stores, Inc. Robert B. Stein, Jr., a director of the Company, served as Chairman of the Board, President and Chief Executive Officer of Dairy Mart Convenience Stores, Inc. prior to his resignation from those positions on July 30, 2001.

CERTAIN TRANSACTIONS

      Michael E. Gibbons, a director of the Company, is Senior Managing Director of the investment banking firm Brown, Gibbons, Lang & Company, L.P. The Company retained that firm during 2001 to advise the Company in connection with the refinancing of the Company’s debt agreements that was completed on January 15, 2002.

INDEPENDENT AUDITORS

      The firm of Ernst & Young LLP served as the independent auditors for the Company for the year ended December 31, 2001. Ernst & Young LLP is currently serving as the Company’s principal accountant. The Company has not yet selected an independent auditor for the year ended December 31, 2002. A representative of Ernst & Young LLP is expected to be present at the annual meeting of shareholders. This representative will be given an opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

      Audit Fees: The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company’s 2001 financial statements and for Ernst & Young LLP’s review of the Company’s financial statements included in its quarterly reports on Form 10-Q for 2001 were approximately $276,000.

      Financial Information Systems Design and Implementation Fees: Ernst & Young LLP did not render professional services in connection with financial information systems design and implementation during 2001.

      All Other Fees: The aggregate fees billed for all other professional services rendered by Ernst & Young LLP during 2001 were $652,900, including audit related services of $493,100 and nonaudit services of $159,800. Audit related services include fees for employee benefit plan audits, accounting consultation, SEC registration statements and other SEC services and specifically requested advisory services related to internal controls. Nonaudit services relate to specially requested Federal and state tax services.

      The Finance Committee has considered whether the provision of the services rendered by the Company’s independent auditors with respect to the foregoing fees is compatible with maintaining their independence.

OTHER MATTERS

      The management of the Company knows of no business that will be presented for consideration at the meeting other than the items referred to in this proxy statement. If any other matter properly comes before the meeting or any adjournment of the meeting, the persons named in the accompanying proxy card will vote in their discretion.

LESCO, INC.

/s/ Patricia W. Pribisko

Patricia W. Pribisko
Senior Vice President, General Counsel
And Corporate Secretary
Dated: April 11, 2002

[THIS PAGE INTENTIONALLY LEFT BLANK]

DIRECTIONS TO THE ANNUAL MEETING

[MAP WITH DIRECTIONS TO SHAREHOLDER MEETING AT THE COMPANY’S HEADQUARTERS]

LESCO, Inc.

15885 Sprague Rd.
Strongsville, Ohio 44136-1799
440-783-9250

From North: I-71 South to Pearl Road Exit Right on Pearl Road to Sprague Road (1st light) Left on Sprague Road to Mohawk Dr. (1st light) Right on Mohawk Dr. Driveway is on the left.	From South: I-71 North to Pearl Road Exit Left on Pearl Rd. to Sprague Rd. (1st light) Left on Sprague Rd. to Mohawk Dr. (1st light) Right on Mohawk Dr. Driveway is on the left.

From East:
I-80 (Turnpike) west to exit 10 (I-71)
I-71 North to Pearl Road
Left on Pearl Rd. to Sprague Rd. (1st light)
Left on Sprague Rd. to Mohawk Dr. (1st light)
Right on Mohawk Dr. Driveway is on the left.

From West:
I-80 (Turnpike) east to exit 10 (I-71)
I-71 North to Pearl Road
Left on Pearl Rd. to Sprague Rd. (1st light)
Left on Sprague Rd. to Mohawk Dr. (1st light)
Right on Mohawk Dr. Driveway is on the left.

OR I-480 west to I-71 South I-71 South to Pearl Road Exit Right on Pearl Rd. to Sprague Rd. (1st light) Left on Sprague Rd. to Mohawk Dr. (1st light) Right on Mohawk Dr. Driveway is on the left.	OR I-480 east to I-71 South I-71 South to Pearl Road Exit Right on Pearl Rd. to Sprague Rd. (1st light) Left on Sprague Rd. to Mohawk Dr. (1st light) Right on Mohawk Dr. Driveway is on the left.

From the Airport

Follow signs for I-71 South
I-71 South to Pearl Road Exit
Right on Pearl Road to Sprague Road (1st light)
Left on Sprague Road to Mohawk Drive (1st light)
Right on Mohawk Drive. Driveway is on left.

Printed on Recycled Paper

DETACH CARD

LESCO, Inc.	PROXY SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR ANNUAL MEETING MAY 15, 2002

    The undersigned appoints Michael P. DiMino, Patricia W. Pribisko and Jeffrey L. Rutherford as Proxies, each with full power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the common shares of LESCO, Inc. held of record by the undersigned on April 5, 2002, at the Annual Meeting of shareholders to be held on May 15, 2002, or any adjournment thereof.

1. ELECTION OF DIRECTORS.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Ronald Best, Drexel Bunch, Robert F. Burkhardt, Michael P. DiMino, J. Martin Erbaugh, Michael E. Gibbons,

Enrique Foster Gittes, Lee C. Howley, Christopher H.B. Mills, R. Lawrence Roth and Robert B. Stein, Jr.

(Instructions: To withhold authority for any individual nominee(s), write the name of such nominee(s) in the space provided below.)

2.	In their discretion, the Proxies are authorized to vote on all other business that properly comes before the meeting.

(Continued and to be signed on reverse side)

DETACH CARD

(Continued from other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in item 1 above and in the discretion of the Proxies on all other business that properly comes before the meeting, as stated in item 2 above. If voting for directors is cumulative, the Proxies may cumulate or distribute votes in such fashion as they believe will maximize the number of persons elected from among nominees for whom authority is granted.

Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ______________________________, 2002

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.